Exhibit 99.1

Blucora Reports Fourth Quarter and Full Year 2019 Results

IRVING, TX — February 19, 2020 — Blucora, Inc. (NASDAQ: BCOR), a leading provider of tax-smart financial solutions that empower people’s goals, today announced financial results for the fourth quarter and full year ended December 31, 2019.

2019 Highlights and Recent Developments

•	Increased total revenue by 28% year-over-year (y/y), including addition of 1st Global since May 6

•	Achieved record advisory net flows at Avantax of approximately $1 billion

•	Recorded 22nd consecutive year of revenue growth at TaxAct, growing 12% year-over-year

•	Completed $28 million of a $100 million share repurchase program, supported by strong cash flow generation

•	Completed acquisition of 1st Global, adding significant scale, complementary capabilities and high recurring revenue

•	Achieved $6.5 million in synergies related to 1st Global in 2019, more than double original estimate
“Blucora’s fourth quarter results cap a year of strong financial performance, strengthening our platform, and investing for future growth,” said Chris Walters, Blucora’s President and Chief Executive Officer. “While we have made good progress on many fronts, I’m even more excited about the growth opportunities we see ahead.”
Summary Financial Performance: Q4 and Full Year 2019
($ in millions except per share amounts)

	Q4	Q4		Full Year	Full Year
	2019	2018	Change	2019	2018	Change
Revenue
Wealth Management	$145.2	$97.2	49%	$508.0	$373.2	36%
Tax Preparation	$4.2	$4.1	2%	$210.0	$187.3	12%
Total Revenue	$149.4	$101.3	47%	$717.9	$560.5	28%
Segment Income (Loss):
Wealth Management	$19.1	$14.1	35%	$68.3	$53.1	29%
Tax Preparation	$(12.3)	$(8.7)	(41)%	$96.2	$87.2	10%
Total Segment Income	$6.8	$5.4	26%	$164.5	$140.3	17%
Unallocated Corporate Operating Expenses	$7.6	$6.1	25%	$27.4	$20.5	34%
GAAP:
Operating Income (Loss)	$(26.0)	$(13.5)	(93)%	$—	$67.7	(100)%
Net Income (Loss) Attributable to Blucora. Inc.	$17.3	$(16.0)	208%	$48.1	$50.6	(5)%
Diluted Net Income (Loss) Per Share Attributable to Blucora. Inc. (1)	$0.36	$(0.38)	195%	$0.98	$0.90	9%
Non-GAAP: (2)
Adjusted EBITDA	$(0.7)	$(0.8)	13%	$137.2	$119.8	15%
Net Income (Loss)	$(4.8)	$(7.5)	36%	$104.2	$94.0	11%
Diluted Net Income (Loss) per Share	$(0.10)	$(0.16)	38%	$2.11	$1.90	11%
____________________________

(1)	Includes noncontrolling interest redemption impacts of $(0.05) and (0.13) for the fourth quarter and full year ended December 31, 2018, respectively.

(2)	See reconciliations of all non-GAAP to GAAP measures presented in this release in the tables below.

2019 Results vs. Prior Guidance

$ in millions	Prior Guidance	Midpoint	Actual	Difference at Midpoint
Wealth Management Revenue	$505.0 - $510.0	$507.5	$508.0	$0.5
TaxAct Revenue	$209.5 - $210.5	$210.0	$210.0	$—
Total Revenue	$714.5 - $720.5	$717.5	$717.9	$0.4
Wealth Management Segment Income	$67.0 - $69.5	$68.3	$68.3	$—
TaxAct Segment Income	$93.0 - $94.5	$93.8	$96.2	$2.4
Corporate Unallocated Operating Expenses	$28.5 - $29.5	$29.0	$27.4	$1.6
Adjusted EBITDA	$130.5 - $135.5	$133.0	$137.2	$4.2

Tax Season Update

“We’re excited to have a significantly improved experience for TaxAct customers this tax season,” Walters continued. “Customers filing with TaxAct this year will experience a much easier and more enjoyable tax filing process, with several benefits to make the experience even more rewarding. A few highlights for this season include:

•
My Tax Plan: a new feature which creates a custom plan for each user to save more on taxes next year. It is personalized to the customer's tax situation, provides specific savings amounts, and includes a downloadable "checklist" of actions to save. We believe this is a significant and differentiated benefit to customers;

•	Pro Tips: a visually enticing way to reveal lesser-known tax advantages, customized for the individual filer, that help customers get a bigger refund this year and for years to come.

We also brought back some more of our most popular features, like our $100,000 accuracy guarantee, and an enhanced personalized Deduction Maximizer, which checks if customers have included every available deduction.”

“Based on early tax season data, we continue to expect first-half 2020 tax preparation revenue growth of approximately 3%-5% versus the comparable period last year, adjusted for the removal of SimpleTax, with segment margin in the range of 56.7%-57.7%.”

First Quarter Outlook

For the first quarter of 2020, the Company expects revenues to be between $271.0 million and $281.5 million, GAAP net income attributable to Blucora, Inc. to be between $31.5 million and $34.5 million, or $0.64 to $0.70 per diluted share, Adjusted EBITDA to be between $85.0 million and $91.0 million, and Non-GAAP net income to be between $74.5 million and $80.5 million, or $1.52 to $1.64 per diluted share.

Conference Call and Webcast

A conference call and live webcast will be held today at 8:30 a.m. Eastern Time during which the Company will further discuss fourth quarter and full year results, its outlook for the first quarter, its tax season update, and other business matters. We will also provide the prepared remarks for the conference call along with supplemental financial information to our results on the Investor Relations section of the Blucora corporate website at http://www.blucora.com prior to the call. The supplemental financial information has also been filed with the SEC on Form 8-K. A replay of the call will be available on our website.

About Blucora®
Blucora, Inc. (NASDAQ: BCOR) is on the forefront of financial technology, pioneering tax-smart financial solutions that empower people’s goals. Blucora operates in two segments including wealth management, through its Avantax Wealth Management business (formerly operating under the HD Vest and 1st Global brands), the No. 1 tax-focused broker-dealer, with $71 billion in total client assets as of December 31, 2019, and tax preparation, through its TaxAct business, a market leader in tax preparation software with approximately 3 million consumer and professional users. With integrated tax and wealth management, Blucora is uniquely positioned to provide better long-term outcomes for customers with holistic, tax-advantaged solutions. For more information on Blucora, visit www.blucora.com.
Source: Blucora
Blucora Contact:
Bill Michalek (972) 870-6463
VP, Investor Relations
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. When used in this release, terms such as “believes,” “estimates,” “should,” “could,” “would,” “plans,” “expects,” “intends,” “anticipates,” “may,” “forecasts,” “projects” and similar expressions and variations as they relate to the Company or its management are intended to identify forward-looking statements. Actual results may differ significantly from management’s expectations due to various risks and uncertainties including, but not limited to: our ability to effectively implement our future business plans and growth strategy; our ability to effectively compete within our industry; our ability to attract and retain qualified employees and leadership, advisors, clients and customers; our ability to execute upon the contemplated strategic and performance initiatives and to successfully integrate acquired businesses or assets and realize the anticipated benefits thereof; the availability of financing and our ability to meet our current and future debt service obligations and comply with our debt covenants; our ability to generate strong investment performance for our customers and the impact of the financial markets on our customers’ portfolios; political and economic conditions and events that directly or indirectly impact the wealth management and tax preparation industries; our ability to successfully make technology enhancements and introduce new and improve on existing products and services; our expectations concerning the revenues we generate from fees associated with the financial products that we distribute; our ability to manage leadership and employee transitions; risks related to goodwill and other intangible asset impairment; our ability to comply with regulations (or interpretations thereof) applicable to the wealth management and tax preparation industries, including increased costs associated with or reductions in revenue resulting from new or changing regulations or interpretations of existing regulations; risks associated with our business being subject to enhanced regulatory scrutiny; our ability to comply with laws and regulations regarding privacy and protection of data; cybersecurity risks; our ability to develop and maintain our relationships with third party partners; the seasonality of our business; legal proceedings risks, including litigation and regulatory proceedings; our assessments and estimates that determine our effective tax rate; the impact of new or changing tax legislation; our ability to develop, establish and maintain strong brands; and our ability to protect our intellectual property. A more detailed description of these and certain other factors that could affect actual results is included in the Company’s filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date hereof, except as may be required by law. In addition, the Company has not filed its Form 10-K for the year ended December 31, 2019. As a result, all financial results described in this earnings release should be considered preliminary, and are subject to change to reflect the completion of our audit and any necessary adjustments or changes in accounting estimates that are identified prior to the time the Company files the Form 10-K.

Blucora, Inc.
Preliminary Condensed Consolidated Statements of Operations
(Unaudited) (Amounts in thousands, except per share data)

	Three Months Ended December 31,		Years Ended December 31,
	2019	2018	2019	2018
Revenue:
Wealth management services revenue	$145,188	$97,190	$507,979	$373,174
Tax preparation services revenue	4,233	4,068	209,966	187,282
Total revenue	149,421	101,258	717,945	560,456
Operating expenses:
Cost of revenue:
Wealth management services cost of revenue	101,200	66,054	352,081	253,580
Tax preparation services cost of revenue	1,708	1,858	10,691	10,040
Amortization of acquired technology	—	—	—	99
Total cost of revenue (1)	102,908	67,912	362,772	263,719
Engineering and technology (1)	8,608	5,107	30,931	19,332
Sales and marketing (1)	21,401	16,642	126,205	111,361
General and administrative (1)	22,808	16,229	78,529	60,124
Acquisition and integration	8,024	—	25,763	—
Depreciation	1,633	762	5,479	4,468
Amortization of other acquired intangible assets	10,062	8,103	37,357	33,487
Impairment of intangible asset	—	—	50,900	—
Restructuring	—	(3)	—	288
Total operating expenses	175,444	114,752	717,936	492,779
Operating income (loss)	(26,023)	(13,494)	9	67,677
Other loss, net (2)	(5,233)	(3,947)	(16,915)	(15,797)
Income (loss) before income taxes	(31,256)	(17,441)	(16,906)	51,880
Income tax benefit (expense)	48,584	1,741	65,054	(311)
Net income (loss)	17,328	(15,700)	48,148	51,569
Net income attributable to noncontrolling interests	—	(281)	—	(935)
Net income (loss) attributable to Blucora, Inc.	$17,328	$(15,981)	$48,148	$50,634
Net income (loss) per share attributable to Blucora, Inc.:
Basic	$0.36	$(0.38)	$1.00	$0.94
Diluted	$0.36	$(0.38)	$0.98	$0.90
Weighted average shares outstanding:
Basic	47,689	48,002	48,264	47,394
Diluted	48,344	48,002	49,282	49,381
____________________________

(1)	Stock-based compensation expense was allocated among the following captions (in thousands):

	Three Months Ended December 31,		Years Ended December 31,
	2019	2018	2019	2018
Cost of revenue	$1,341	$527	$4,082	$1,467
Engineering and technology	193	176	715	766
Sales and marketing	257	589	346	2,424
General and administrative	3,345	2,402	11,157	8,596
Total stock-based compensation expense	$5,136	$3,694	$16,300	$13,253

(2)	Other loss, net consisted of the following (in thousands):

	Three Months Ended December 31,		Years Ended December 31,
	2019	2018	2019	2018
Interest expense	$5,002	$3,838	$19,017	$15,610
Interest income	(108)	(132)	(449)	(349)
Amortization of debt issuance costs	194	174	1,042	833
Accretion of debt discounts	39	38	228	163
Loss on debt extinguishment	—	—	—	1,534
Gain on sale of a business	—	—	(3,256)	—
Other	106	29	333	(1,994)
Other loss, net	$5,233	$3,947	$16,915	$15,797

Blucora, Inc.
Preliminary Condensed Consolidated Balance Sheets
(Unaudited) (Amounts in thousands)

	December 31,
	2019	2018
ASSETS
Current assets:
Cash and cash equivalents	$80,820	$84,524
Cash segregated under federal or other regulations	5,630	842
Accounts receivable, net of allowance	16,266	15,721
Commissions receivable	21,176	15,562
Other receivables	2,902	7,408
Prepaid expenses and other current assets, net	12,349	7,755
Total current assets	139,143	131,812
Long-term assets:
Property and equipment, net	18,706	12,389
Right-of-use assets, net	10,151	—
Goodwill, net	662,375	548,685
Other intangible assets, net	290,211	294,603
Deferred tax asset, net	9,997	—
Other long-term assets	6,989	10,236
Total long-term assets	998,429	865,913
Total assets	$1,137,572	$997,725
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$10,969	$3,798
Commissions and advisory fees payable	19,905	15,199
Accrued expenses and other current liabilities	36,144	18,980
Deferred revenue—current	12,014	10,257
Lease liabilities—current	3,272	46
Current portion of long-term debt, net	11,228	—
Total current liabilities	93,532	48,280
Long-term liabilities:
Long-term debt, net	381,485	260,390
Deferred tax liability, net	—	40,394
Deferred revenue—long-term	7,172	8,581
Lease liabilities—long-term	5,916	100
Other long-term liabilities	5,952	7,440
Total long-term liabilities	400,525	316,905
Total liabilities	494,057	365,185

Redeemable noncontrolling interests	—	24,945

Stockholders’ equity:
Common stock, par $0.0001—900,000 authorized shares; 49,059 shares issued and 47,753 shares outstanding at December 31, 2019; 48,044 shares issued and outstanding at December 31, 2018	5	5
Additional paid-in capital	1,586,972	1,569,725
Accumulated deficit	(914,791)	(961,689)
Accumulated other comprehensive loss	(272)	(446)
Treasury stock, at cost—1,306 shares at December 31, 2019	(28,399)	—
Total stockholders’ equity	643,515	607,595
Total liabilities and stockholders’ equity	$1,137,572	$997,725

Blucora, Inc.
Preliminary Condensed Consolidated Statements of Cash Flows
(Unaudited) (Amounts in thousands)

	Years Ended December 31,
	2019	2018
Operating activities:
Net income	$48,148	$51,569
Adjustments to reconcile net income to net cash from operating activities:
Stock-based compensation	16,300	13,253
Depreciation and amortization of acquired intangible assets	44,208	38,589
Impairment of intangible asset	50,900	—
Reduction of right-of-use assets	4,425	—
Deferred income taxes	(67,549)	(3,039)
Amortization of premium on investments, net, and debt issuance costs	1,042	833
Accretion of debt discounts	228	163
Loss on debt extinguishment and modification expense	—	1,534
Gain on sale of a business	(3,256)	—
Other	734	73
Cash provided (used) by changes in operating assets and liabilities:
Accounts receivable	871	(4,286)
Commissions receivable	(471)	1,260
Other receivables	4,506	(3,851)
Prepaid expenses and other current assets	10,537	(815)
Other long-term assets	3,377	3,450
Accounts payable	29	(615)
Commissions and advisory fees payable	432	(2,614)
Lease liabilities	(7,335)	—
Deferred revenue	(17,367)	9,930
Accrued expenses and other current and long-term liabilities	3,045	114
Net cash provided by operating activities	92,804	105,548
Investing activities:
Business acquisition, net of cash acquired	(166,560)	—
Purchases of property and equipment	(10,501)	(7,633)
Proceeds from sale of a business, net of cash	7,467	—
Net cash used by investing activities	(169,594)	(7,633)
Financing activities:
Proceeds from credit facilities, net of debt issuance costs and debt discount	131,489	—
Payments on credit facilities	(313)	(80,000)
Stock repurchases	(28,399)	—
Payment of redeemable noncontrolling interests	(24,945)	—
Proceeds from stock option exercises	4,387	12,773
Proceeds from issuance of stock through employee stock purchase plan	2,212	2,100
Tax payments from shares withheld for equity awards	(5,652)	(8,362)
Contingent consideration payments for business acquisition	(943)	(1,315)
Net cash provided (used) by financing activities	77,836	(74,804)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	38	(56)
Net increase in cash, cash equivalents, and restricted cash	1,084	23,055
Cash, cash equivalents, and restricted cash, beginning of period	85,366	62,311
Cash, cash equivalents, and restricted cash, end of period	$86,450	$85,366

Blucora, Inc.
Preliminary Segment Information
(Unaudited) (Amounts in thousands)

	Three Months Ended December 31,		Years Ended December 31,
	2019	2018	2019	2018
Revenue:
Wealth Management (1)	$145,188	$97,190	$507,979	$373,174
Tax Preparation (1)	4,233	4,068	209,966	187,282
Total revenue	149,421	101,258	717,945	560,456
Operating income (loss):
Wealth Management	19,142	14,133	68,292	53,053
Tax Preparation	(12,316)	(8,742)	96,249	87,249
Corporate-level activity (2)	(32,849)	(18,885)	(164,532)	(72,625)
Total operating income (loss)	(26,023)	(13,494)	9	67,677
Other loss, net	(5,233)	(3,947)	(16,915)	(15,797)
Income tax benefit (expense)	48,584	1,741	65,054	(311)
Net income (loss)	$17,328	$(15,700)	$48,148	$51,569
____________________________

(1)	Revenues by major category within each segment are presented below (in thousands):

	Three Months Ended December 31,		Years Ended December 31,
	2019	2018	2019	2018
Wealth Management:
Commission	$53,199	$39,932	$191,050	$164,201
Advisory	75,621	43,551	252,367	164,353
Asset-based	11,652	9,999	48,182	31,456
Transaction and fee	4,716	3,708	16,380	13,164
Total Wealth Management revenue	$145,188	$97,190	$507,979	$373,174
Tax Preparation:
Consumer	$4,096	$3,912	$195,004	$172,207
Professional	137	156	14,962	15,075
Total Tax Preparation revenue	$4,233	$4,068	$209,966	$187,282

(2)Corporate-level activity included the following (in thousands):

	Three Months Ended December 31,		Years Ended December 31,
	2019	2018	2019	2018
Operating expenses	$7,559	$6,144	$27,361	$20,495
Stock-based compensation	5,136	3,694	16,300	13,253
Acquisition and integration costs	8,024	—	25,763	—
Depreciation	2,068	947	6,851	5,003
Amortization of acquired intangible assets	10,062	8,103	37,357	33,586
Impairment of intangible asset	—	—	50,900	—
Restructuring	—	(3)	—	288
Total corporate-level activity	$32,849	$18,885	$164,532	$72,625

Blucora, Inc.
Reconciliations of Non-GAAP Financial Measures to the Nearest Comparable GAAP Measures (1)

Preliminary Adjusted EBITDA Reconciliation (1)
(Unaudited) (Amounts in thousands)

	Three Months Ended December 31,		Years Ended December 31,
	2019	2018	2019	2018
Net income attributable to Blucora, Inc. (2)	$17,328	$(15,981)	$48,148	$50,634
Stock-based compensation	5,136	3,694	16,300	13,253
Depreciation and amortization of acquired intangible assets	12,130	9,050	44,208	38,589
Restructuring	—	(3)	—	288
Other loss, net (3)	5,233	3,947	16,915	15,797
Net income attributable to noncontrolling interests	—	281	—	935
Acquisition and integration costs	8,024	—	25,763	—
Income tax (benefit) expense	(48,584)	(1,741)	(65,054)	311
Impairment of intangible asset	—	—	50,900	—
Adjusted EBITDA	$(733)	$(753)	$137,180	$119,807

Preliminary Non-GAAP Net Income (Loss) and Non-GAAP Income (Loss) Per Share Reconciliation (1)
(Unaudited) (Amounts in thousands, except per share amounts)

	Three Months Ended December 31,		Years Ended December 31,
	2019	2018	2019	2018
Net income (loss) attributable to Blucora, Inc. (2)	$17,328	$(15,981)	$48,148	$50,634
Stock-based compensation	5,136	3,694	16,300	13,253
Amortization of acquired intangible assets	10,062	8,103	37,357	33,586
Impairment of intangible asset	—	—	50,900	—
Gain on sale of a business	—	—	(3,256)	—
Acquisition and integration costs	8,024	—	25,763	—
Restructuring	—	(3)	—	288
Net income attributable to noncontrolling interests	—	281	—	935
Cash tax impact of adjustments to GAAP net income	(504)	(536)	(2,396)	(2,257)
Non-cash income tax benefit	(44,859)	(3,050)	(68,618)	(2,403)
Non-GAAP net income (loss)	$(4,813)	$(7,492)	$104,198	$94,036
Per diluted share:
Net income (loss) attributable to Blucora, Inc. (2)	$0.36	$(0.38)	$0.98	$0.90
Stock-based compensation	0.11	0.08	0.33	0.27
Amortization of acquired intangible assets	0.21	0.15	0.76	0.68
Impairment of intangible asset	—	—	1.03	—
Gain on sale of a business	—	—	(0.07)	—
Acquisition and integration costs	0.17	—	0.52	—
Restructuring	—	—	—	0.01
Net income attributable to noncontrolling interests	—	0.06	—	0.14
Cash tax impact of adjustments to GAAP net income	(0.01)	(0.01)	(0.05)	(0.05)
Non-cash income tax benefit	(0.94)	(0.06)	(1.39)	(0.05)
Non-GAAP net income (loss) per share	$(0.10)	$(0.16)	$2.11	$1.90
Weighted average shares outstanding used in calculating Non-GAAP net income per share	47,689	48,002	49,282	49,381

Preliminary Adjusted EBITDA Reconciliation for Forward-Looking Guidance (1)
(Amounts in thousands)

	Ranges for the three months ending
	March 31, 2020
	Low	High
Net income attributable to Blucora, Inc.	$31,500	$34,500
Stock-based compensation	3,200	3,000
Depreciation and amortization of acquired intangible assets	10,600	10,200
Acquisition, integration, relocation, and executive transition costs	18,200	17,800
Other loss, net (3)	5,600	5,400
Income tax expense	15,900	20,100
Adjusted EBITDA	$85,000	$91,000
Preliminary Non-GAAP Income Reconciliation for Forward-Looking Guidance (1)
(Amounts in thousands)

	Ranges for the three months ending
	March 31, 2020
	Low	High
Net income attributable to Blucora, Inc.	$31,500	$34,500
Stock-based compensation	3,200	3,000
Amortization of acquired intangible assets	7,900	7,800
Acquisition, integration, relocation, and executive transition costs	18,200	17,800
Cash tax impact of adjustments to net income (loss)	(500)	(500)
Non-cash income tax expense	14,200	17,900
Non-GAAP income	$74,500	$80,500
Per diluted share:
Net income attributable to Blucora, Inc.	$0.64	$0.70
Stock-based compensation	0.07	0.06
Amortization of acquired intangible assets	0.16	0.16
Acquisition, integration, relocation, and executive transition costs	0.37	0.36
Cash tax impact of adjustments to net income (loss)	(0.01)	(0.01)
Non-cash income tax expense	0.29	0.37
Non-GAAP net income per share	$1.52	$1.64

Weighted average shares outstanding used in calculating Non-GAAP net income per share	49,154	49,004

Preliminary Adjusted EBITDA Reconciliation for Prior Guidance (1)
(Amounts in thousands)

	Ranges for the year ending
	December 31, 2019
	Low	High
Net income attributable to Blucora, Inc.	$(5,400)	$(400)
Stock-based compensation	17,000	16,500
Depreciation and amortization of acquired intangible assets	45,500	45,000
Other loss, net (3)	19,000	18,000
Acquisition and integration costs	24,000	23,500
Impairment of intangible asset	51,000	51,000
Income tax benefit	(20,600)	(18,100)
Adjusted EBITDA	$130,500	$135,500

Notes to Reconciliations of Non-GAAP Financial Measures to the Nearest Comparable GAAP Measures

(1)
We define Adjusted EBITDA as net income (loss) attributable to Blucora, Inc., determined in accordance with GAAP, excluding the effects of stock-based compensation, depreciation and amortization of acquired intangible assets, restructuring, other loss, net, net income attributable to noncontrolling interests, acquisition and integration costs, income tax (benefit) expense, and the impairment of an intangible asset. Restructuring costs relate to the relocation of our corporate headquarters that were completed in 2018. Acquisition and integration costs relate to the acquisition of 1st Global. The impairment of an intangible asset relates to the impairment of the HD Vest trade name intangible asset.

We believe that Adjusted EBITDA provides meaningful supplemental information regarding our performance. We use this non-GAAP financial measure for internal management and compensation purposes, when publicly providing guidance on possible future results, and as a means to evaluate period-to-period comparisons. We believe that Adjusted EBITDA is a common measure used by investors and analysts to evaluate our performance, that it provides a more complete understanding of the results of operations and trends affecting our business when viewed together with GAAP results, and that management and investors benefit from referring to this non-GAAP financial measure. Items excluded from Adjusted EBITDA are significant and necessary components to the operations of our business and, therefore, Adjusted EBITDA should be considered as a supplement to, and not as a substitute for or superior to, GAAP net income (loss). Other companies may calculate Adjusted EBITDA differently and, therefore, our Adjusted EBITDA may not be comparable to similarly titled measures of other companies.

We define non-GAAP net income (loss) as net income (loss) attributable to Blucora, Inc., determined in accordance with GAAP, excluding the effects of stock-based compensation, amortization of acquired intangible assets, the impairment of an intangible asset (described further under Adjusted EBITDA above), gain on the sale of a business, acquisition and integration costs (described further under Adjusted EBITDA above), restructuring costs (described further under Adjusted EBITDA above), net income attributable to noncontrolling interests, the related cash tax impact of those adjustments, and non-cash income taxes. The gain on the sale of a business refers to the gain recognized on the sale of SimpleTax in 2019. We exclude the non-cash portion of income taxes because of our ability to offset a substantial portion of our cash tax liabilities by using deferred tax assets, which primarily consist of U.S. federal net operating losses. The majority of these net operating losses will expire, if unutilized, between 2020 and 2024. The aforementioned items are only included in the calculation of non-GAAP net income (loss) in the periods they occurred.

We believe that non-GAAP net income (loss) and non-GAAP net income (loss) per share provide meaningful supplemental information to management, investors, and analysts regarding our performance and the valuation of our business by excluding items in the statement of operations that we do not consider part of our ongoing operations or have not been, or are not expected to be, settled in cash. Additionally, we believe that non-GAAP net income (loss) and non-GAAP net income (loss) per share are common measures used by investors and analysts to evaluate our performance and the valuation of our business. Non-GAAP net income (loss) and non-GAAP net income (loss) per share should be evaluated in light of our financial results prepared in accordance with GAAP and should be considered as a supplement to, and not as a substitute for or superior to, GAAP net income (loss) and net income per share. Other companies may calculate non-GAAP net income (loss) and non-GAAP net income (loss) per share differently, and, therefore, our non-GAAP net income (loss) and non-GAAP net income (loss) per share may not be comparable to similarly titled measures of other companies.

(2)	As presented in the Preliminary Condensed Consolidated Statements of Operations (unaudited).

(3)
Other loss, net, primarily includes items such as interest expense, interest income, amortization of debt issuance costs, accretion of debt discounts, loss on debt extinguishment, and gain on the sale of a business.